Exhibit 99
Piper Sandler Companies Reports Second Quarter 2026 Results; Declares Quarterly Dividend of $0.20 Per Share
MINNEAPOLIS—July 30, 2026—Piper Sandler Companies (NYSE: PIPR), a leading investment bank, today announced its results for the second quarter of 2026.
"Broad-based performance across our platform drove another quarter of year-over-year growth, fueling our best first-half revenues on record," said Chad Abraham, chairman and chief executive officer. "Our results reflect the durability of our diversified model and the trust clients place in us in complex market environments. We enter the second half of the year with continued momentum and a clear focus on best-in-class returns for our shareholders."

	Second Quarter 2026 Results
	U.S. GAAP			Adjusted (1)
(Dollars in millions, except per share data)	Q2	vs.	vs.	Q2	vs.	vs.
	2026	Q1-26	Q2-25	2026	Q1-26	Q2-25
Net revenues	$496	4%	25%	$491	5%	21%
Pre-tax margin	20.3%	1.8pp	8.0pp	21.8%	1.8pp	3.7pp
Net income attributable to Piper Sandler Companies	$68	4%	61%	$74	4%	41%
Earnings per diluted common share	$0.95	3%	61%	$1.04	4%	41%
(1)A non-U.S. GAAP ("non-GAAP") measure. Management believes that presenting results and measures on an adjusted basis alongside U.S. GAAP measures provides the most meaningful basis for comparison of its operating results across periods. The non-GAAP financial measures should be considered in addition to, not as a substitute for, measures of financial performance prepared in accordance with U.S. GAAP. For a detailed explanation of the adjustments made to the corresponding U.S. GAAP measures, see "Reconciliation of U.S. GAAP to Selected Summary Financial Information."
Financial & Business Highlights
•Net revenues of $496 million for the second quarter of 2026 and adjusted net revenues of $491 million grew 25% and 21%, respectively, over the prior year quarter.
◦Advisory services generated record second quarter revenues totaling $274 million, up 34% year-over-year, driven by increased M&A activity and a strong performance from our private capital advisory group.
◦Municipal financing revenues of $50 million represented our strongest quarter since 2021 led by our special district and hospitality groups.
◦Equity brokerage delivered $63 million of revenues, one of our best quarters on record, as we leveraged the broad capabilities of our platform to take advantage of market opportunities.
•Net revenues of $970 million for the first half of 2026 and adjusted net revenues of $961 million grew 29% and 22%, respectively, over the prior year period, fueled by 25% growth in advisory services and robust contributions from our financing and equity brokerage businesses.
Talent
•Appointed Tripp Griffin and Rob Parker as co-heads of services & industrials investment banking. The former co-heads of that group, Matt Sznewajs and John Tye, transitioned to serve alongside David Lee leading our private equity advisory effort, including the financial sponsors group.
•Expanded our equities platform with the hiring of a managing director to head power generation equity research, with coverage focused on grid & data center infrastructure, merchant power & nuclear, energy storage, and renewable power spanning across the energy and industrials sectors.
Capital
•Declared a quarterly cash dividend of $0.20 per share of the company's common stock on July 30, 2026 to be paid on September 11, 2026 to shareholders of record as of August 28, 2026.
•Returned an aggregate of $215 million to shareholders during the first half of 2026 through dividends paid and repurchases of 1.3 million shares of the company's common stock at an average price of $79.12 per share.

U.S. GAAP Selected Financial Data
The following summarizes our results on a U.S. GAAP basis.

	Three Months Ended					Six Months Ended
(Dollars in thousands, except per share data)	June 30,	Mar. 31,	June 30,	Change vs.		June 30,	June 30,
	2026	2026	2025	Q1-26	Q2-25	2026	2025	Change
Revenues
Investment banking:
Advisory services	$274,211	$250,962	$204,841	9%	34%	$525,173	$421,641	25%
Corporate financing	37,805	73,315	34,246	-48%	10%	111,120	67,307	65%
Municipal financing	49,511	23,913	41,907	107%	18%	73,424	68,310	7%
Total investment banking	361,527	348,190	280,994	4%	29%	709,717	557,258	27%

Institutional brokerage:
Equity brokerage	62,907	60,470	58,083	4%	8%	123,377	112,337	10%
Fixed income services	48,625	50,375	56,382	-3%	-14%	99,000	104,052	-5%
Total institutional brokerage	111,532	110,845	114,465	1%	-3%	222,377	216,389	3%

Interest income	9,104	11,646	7,947	-22%	15%	20,750	17,910	16%
Investment income/(loss)	14,091	4,464	(4,829)	216%	N/M	18,555	(34,426)	N/M
Total revenues	496,254	475,145	398,577	4%	25%	971,399	757,131	28%
Interest expense	739	736	1,799	—%	-59%	1,475	3,081	-52%
Net revenues	495,515	474,409	396,778	4%	25%	969,924	754,050	29%

Non-interest expenses
Compensation and benefits	308,709	296,057	258,216	4%	20%	604,766	506,673	19%
Non-compensation expenses	86,371	90,421	89,638	-4%	-4%	176,792	169,020	5%
Total non-interest expenses	395,080	386,478	347,854	2%	14%	781,558	675,693	16%

Income before income tax expense	100,435	87,931	48,924	14%	105%	188,366	78,357	140%
Income tax expense	30,338	19,619	17,169	55%	77%	49,957	9,834	408%
Net income	$70,097	$68,312	$31,755	3%	121%	$138,409	$68,523	102%

Net income attributable to Piper Sandler Companies	$67,845	$65,242	$42,182	4%	61%	$133,087	$107,097	24%

Earnings per diluted common share	$0.95	$0.92	$0.59	3%	61%	$1.87	$1.51	24%

Ratios and margin
Compensation ratio	62.3%	62.4%	65.1%			62.4%	67.2%
Non-compensation ratio	17.4%	19.1%	22.6%			18.2%	22.4%
Pre-tax margin	20.3%	18.5%	12.3%			19.4%	10.4%
Effective tax rate	30.2%	22.3%	35.1%			26.5%	12.6%
N/M — Not meaningful

The following table summarizes additional business metrics for the periods presented.

	Three Months Ended					Six Months Ended
	June 30,	Mar. 31,	June 30,	Change vs.		June 30,	June 30,
	2026	2026	2025	Q1-26	Q2-25	2026	2025	Change
Advisory services
Completed M&A and restructuring transactions	67	69	49	-3%	37%	136	91	49%
Completed capital advisory transactions (1)	16	25	22	-36%	-27%	41	35	17%
Total completed advisory transactions	83	94	71	-12%	17%	177	126	40%

Corporate financings
Total equity transactions priced	21	26	16	-19%	31%	47	31	52%
Book run equity transactions priced	17	26	12	-35%	42%	43	23	87%
Total debt and preferred transactions priced	7	10	10	-30%	-30%	17	22	-23%
Book run debt and preferred transactions priced	2	7	8	-71%	-75%	9	16	-44%

Municipal negotiated issues
Aggregate par value of issues priced (in billions)	$5.1	$3.3	$5.7	55%	-11%	$8.3	$9.0	-8%
Total issues priced	141	98	177	44%	-20%	239	271	-12%

Equity brokerage
Number of shares traded (in billions)	3.4	3.1	2.9	10%	17%	6.6	5.8	14%
(1)Includes debt capital markets advisory transactions and equity and debt private placements.
NET REVENUES
For the second quarter of 2026, net revenues of $495.5 million increased 4% compared to the first quarter of 2026 and 25% compared to the second quarter of 2025.
Investment banking revenues of $361.5 million for the second quarter of 2026 increased 4% compared to the first quarter of 2026 and 29% compared to the second quarter of 2025.
•Advisory services revenues of $274.2 million for the second quarter of 2026 increased 9% compared to the first quarter of 2026 driven by a higher average fee which more than offset the impact of fewer completed transactions. Advisory services revenues increased 34% compared to the second quarter of 2025 driven by more completed M&A transactions and a higher average fee. Sector performance was led by our financial services group with solid contributions from our healthcare and services & industrials teams.
•Corporate financing revenues of $37.8 million for the second quarter of 2026 decreased 48% compared to the strong first quarter of 2026 resulting from fewer completed financings. Corporate financing revenues increased 10% compared to the second quarter of 2025 driven by more completed equity underwriting transactions. Performance during the quarter was led by capital raising activity for our healthcare clients.
•Municipal financing revenues of $49.5 million for the second quarter of 2026 increased 107% compared to the first quarter of 2026 resulting from robust activity from both our specialty sector and governmental businesses. Municipal financing revenues increased 18% compared to the second quarter of 2025 driven by the strong performance from our specialty sectors which more than offset a decline in issuances among our governmental clients.

Institutional brokerage revenues of $111.5 million for the second quarter of 2026 were essentially flat compared to the first quarter of 2026 and decreased 3% compared to the second quarter of 2025.
•Equity brokerage revenues of $62.9 million for the second quarter of 2026 increased 4% compared to the first quarter of 2026 and 8% compared to the second quarter of 2025 driven by increased client activity.
•Fixed income services revenues of $48.6 million for the second quarter of 2026 decreased 3% compared to the first quarter of 2026 as interest rate volatility continued to impact our regular-way client activity. Fixed income services revenues decreased 14% compared to the second quarter of 2025, which benefited from the execution of several balance sheet restructuring trades.
Investment income/(loss) for the second quarter of 2026 was income of $14.1 million compared to income of $4.5 million for the first quarter of 2026 and a loss of $4.8 million for the second quarter of 2025. For the current and prior periods, investment income/(loss) includes amounts attributable to noncontrolling interests primarily related to the alternative asset funds we manage.
NON-INTEREST EXPENSES
For the second quarter of 2026, non-interest expenses of $395.1 million increased 2% compared to the first quarter of 2026 and 14% compared to the second quarter of 2025.
•Compensation ratio of 62.3% for the second quarter of 2026 improved compared to 62.4% for the first quarter of 2026 and 65.1% for the second quarter of 2025 driven by higher net revenues.
•Non-compensation expenses of $86.4 million for the second quarter of 2026 decreased 4% compared to both the first quarter of 2026 and the second quarter of 2025. Non-compensation expenses were higher during the first quarter of 2026 due to other operating expenses which included $8.5 million of litigation-related expenses. Non-compensation expenses were higher during the second quarter of 2025 due to $5.0 million of restructuring and integration costs related to headcount reductions, as well as vacated office space associated with our acquisition of Aviditi Advisors.
PRE-TAX INCOME
For the second quarter of 2026, we recorded pre-tax income of $100.4 million compared to $87.9 million for the first quarter of 2026 and $48.9 million for the second quarter of 2025.
•Pre-tax margin of 20.3% for the second quarter of 2026 improved compared to 18.5% for the first quarter of 2026 and 12.3% for the second quarter of 2025 driven primarily by higher net revenues and lower non-compensation expenses.
EFFECTIVE TAX RATE
For the current and prior periods, the effective tax rate is impacted by the level of noncontrolling interests, the amount of non-deductible expenses, and the vesting of restricted stock awards. For the second quarter of 2026, the effective tax rate was 30.2%. The effective tax rate of 22.3% for the first quarter of 2026 included $7.0 million of tax benefits related to the vesting of restricted stock awards. For the second quarter of 2025, the effective tax rate of 35.1% was elevated due to the net loss attributable to noncontrolling interests.
NET INCOME & EARNINGS PER SHARE
For the second quarter of 2026, we generated net income of $67.8 million, or $0.95 per diluted common share.
Results for the current quarter increased compared to net income of $65.2 million, or $0.92 per diluted common share, for the first quarter of 2026 resulting primarily from higher net revenues and lower non-compensation expenses. This was offset in part by a higher effective tax rate as net income for the first quarter of 2026 included $7.0 million, or $0.10 per diluted common share, of income tax benefits related to the vesting of restricted stock awards. Results for the current quarter increased compared to net income of $42.2 million, or $0.59 per diluted common share, for the second quarter of 2025 driven by higher net revenues, an increased pre-tax margin and a lower effective tax rate.

Non-GAAP Selected Financial Data
The following summarizes our results on an adjusted, non-GAAP basis.

	Three Months Ended					Six Months Ended
(Dollars in thousands, except per share data)	June 30,	Mar. 31,	June 30,	Change vs.		June 30,	June 30,
	2026	2026	2025	Q1-26	Q2-25	2026	2025	Change
Adjusted revenues
Investment banking:
Advisory services	$274,211	$250,962	$204,841	9%	34%	$525,173	$421,641	25%
Corporate financing	37,805	73,315	34,246	-48%	10%	111,120	67,307	65%
Municipal financing	49,511	23,913	41,907	107%	18%	73,424	68,310	7%
Total investment banking	361,527	348,190	280,994	4%	29%	709,717	557,258	27%

Institutional brokerage:
Equity brokerage	62,907	60,470	58,083	4%	8%	123,377	112,337	10%
Fixed income services	48,625	50,375	56,382	-3%	-14%	99,000	104,052	-5%
Total institutional brokerage	111,532	110,845	114,465	1%	-3%	222,377	216,389	3%

Interest income	9,104	11,646	7,947	-22%	15%	20,750	17,910	16%
Investment income/(loss)	9,712	(401)	3,781	N/M	157%	9,311	222	N/M
Adjusted total revenues	491,875	470,280	407,187	5%	21%	962,155	791,779	22%
Interest expense	739	736	1,799	—%	-59%	1,475	3,081	-52%
Adjusted net revenues	491,136	469,544	405,388	5%	21%	960,680	788,698	22%

Adjusted operating expenses
Adjusted compensation and benefits	302,048	289,239	251,340	4%	20%	591,287	490,909	20%
Adjusted non-compensation expenses	81,998	86,444	80,676	-5%	2%	168,442	155,873	8%
Adjusted total operating expenses	384,046	375,683	332,016	2%	16%	759,729	646,782	17%

Adjusted operating income	107,090	93,861	73,372	14%	46%	200,951	141,916	42%

Adjusted income tax expense	32,621	21,927	20,631	49%	58%	54,548	15,680	248%

Adjusted net income	$74,469	$71,934	$52,741	4%	41%	$146,403	$126,236	16%

Adjusted earnings per diluted common share	$1.04	$1.00	$0.74	4%	41%	$2.04	$1.76	16%

Adjusted ratios and margin
Adjusted compensation ratio	61.5%	61.6%	62.0%			61.5%	62.2%
Adjusted non-compensation ratio	16.7%	18.4%	19.9%			17.5%	19.8%
Adjusted operating margin	21.8%	20.0%	18.1%			20.9%	18.0%
Adjusted effective tax rate	30.5%	23.4%	28.1%			27.1%	11.0%
N/M — Not meaningful
Throughout this press release, including the table above, we present financial measures that are not prepared in accordance with U.S. generally accepted accounting principles ("GAAP"). Management believes that presenting results and measures on an adjusted basis alongside U.S. GAAP measures provides the most meaningful basis for comparison of its operating results across periods and enhances the overall understanding of our current financial performance by excluding certain items that may not be indicative of our core operating results. The non-GAAP financial measures should be considered in addition to, not as a substitute for, measures of financial performance prepared in accordance with U.S. GAAP. For a detailed explanation of the adjustments made to the corresponding U.S. GAAP measures, see "Reconciliation of U.S. GAAP to Selected Summary Financial Information."

See page 3 for a summary of additional business metrics.
ADJUSTED NET REVENUES
For the second quarter of 2026, adjusted net revenues of $491.1 million increased 5% compared to the first quarter of 2026. Adjusted net revenues increased 21% compared to the second quarter of 2025, driven by 34% growth in advisory services as well as solid contributions from our municipal financing and equity brokerage businesses.
ADJUSTED OPERATING EXPENSES
For the second quarter of 2026, adjusted operating expenses of $384.0 million increased 2% compared to the first quarter of 2026 and 16% compared to the second quarter of 2025.
•Adjusted compensation ratio of 61.5% for the second quarter of 2026 decreased slightly compared to 61.6% for the first quarter of 2026 and 62.0% for the second quarter of 2025 driven by higher adjusted net revenues.
•Adjusted non-compensation expenses of $82.0 million for the second quarter of 2026 decreased 5% compared to the first quarter of 2026 and were essentially flat compared to the second quarter of 2025. Adjusted non-compensation expenses were higher during the first quarter of 2026 due to other operating expenses which included $8.5 million of litigation-related expenses.
ADJUSTED OPERATING INCOME
For the second quarter of 2026, adjusted operating income of $107.1 million increased 14% compared to the first quarter of 2026 and 46% compared to the second quarter of 2025.
•Adjusted operating margin of 21.8% for the second quarter of 2026 increased compared to 20.0% for the first quarter of 2026 resulting from higher adjusted net revenues and lower non-compensation expenses. Adjusted operating margin increased compared to 18.1% for the second quarter of 2025 driven primarily by higher adjusted net revenues.
ADJUSTED EFFECTIVE TAX RATE
For the second quarter of 2026, our adjusted effective tax rate of 30.5% increased compared to 28.1% for the second quarter of 2025, which benefited from lower non-deductible expenses. The adjusted effective tax rate of 23.4% for the first quarter of 2026 included $7.0 million of tax benefits related to the vesting of restricted stock awards.
ADJUSTED NET INCOME & ADJUSTED EARNINGS PER SHARE
For the second quarter of 2026, we generated adjusted net income of $74.5 million, or $1.04 of adjusted earnings per diluted common share.
Results for the current quarter increased compared to adjusted net income of $71.9 million, or $1.00 of adjusted earnings per diluted common share, for the first quarter of 2026 resulting primarily from higher adjusted net revenues and lower adjusted non-compensation expenses. This was offset in part by a higher adjusted effective tax rate as net income for the first quarter of 2026 included $7.0 million, or $0.09 per diluted common share, of income tax benefits related to the vesting of restricted stock awards. Results for the current quarter increased compared to adjusted net income of $52.7 million, or $0.74 of adjusted earnings per diluted common share, for the second quarter of 2025 resulting primarily from higher adjusted net revenues.

Capital
DIVIDENDS
On July 30, 2026, our Board of Directors declared a quarterly cash dividend on the company's common stock of $0.20 per share. This dividend will be paid on September 11, 2026, to shareholders of record as of the close of business on August 28, 2026.
During the second quarter of 2026, we paid a quarterly cash dividend of $0.20 per share of common stock, for an aggregate of $13.8 million.
During the first half of 2026, we paid quarterly cash dividends of $0.375 per share of common stock and a special cash dividend of $1.25 per share of common stock, which was paid in the first quarter of 2026. Total dividends paid year-to-date, including accrued forfeitable dividends paid on restricted stock awards that vested, were $114.6 million.
SHARE REPURCHASES
During the second quarter of 2026, we repurchased 386 thousand shares of the company's common stock, at an average price of $79.24 per share, pursuant to our share repurchase authorization. We also repurchased 5 thousand shares of the company's common stock, at an average price of $78.79 per share, from restricted stock award recipients selling shares upon the award vesting to meet their employment tax obligations. The aggregate amount of 391 thousand shares, or $31.0 million of the company's common stock, were repurchased at an average price of $79.23 per share.
During the first half of 2026, we repurchased 811 thousand shares of the company's common stock, at an average price of $78.44 per share, pursuant to our share repurchase authorization. We also repurchased 464 thousand shares of the company's common stock, at an average price of $80.31 per share, from restricted stock award recipients selling shares upon the award vesting to meet their employment tax obligations. The aggregate amount of 1.3 million shares, or $100.9 million of the company's common stock, were repurchased at an average price of $79.12 per share.
Additional Information

	June 30,	Mar. 31,	June 30,
	2026	2026	2025
Human Capital
Full-time employees	1,915	1,842	1,845
Corporate investment banking managing directors	193	192	182

Shareholder Information (amounts in millions)
Common shareholders’ equity	$1,372.7	$1,341.8	$1,229.9

Shares outstanding:
Common shares outstanding	67.5	67.9	66.8
Restricted shares outstanding	3.5	3.5	4.3
Total shares outstanding	71.0	71.4	71.1

Management Conference Call
Chad Abraham, chairman and chief executive officer; Deb Schoneman, president; and Kate Clune, chief financial officer, will host a conference call to discuss the financial results on Thursday, July 30, 2026, at 9:00 a.m. Eastern Time (8:00 a.m. Central Time). Participants can access the call by dialing 800 330-6710 (in the U.S.) or +1 312 471-1353 (outside the U.S.) and passcode number 8969597. Callers should dial in at least 15 minutes prior to the call time. The conference call will also be accessible as an audio webcast through the company's website at pipersandler.com/earnings. A replay of the conference call will be available beginning approximately three hours after the event through the same link.
About Piper Sandler
Piper Sandler Companies (NYSE: PIPR) is a leading investment bank driven to help clients Realize the Power of Partnership®. Securities brokerage and investment banking services are offered in the U.S. through Piper Sandler & Co., member SIPC and NYSE; in the U.K. through Piper Sandler Ltd., authorized and regulated by the U.K. Financial Conduct Authority; in the EU through Aviditi Capital Advisors Europe GmbH, a tied agent of AHP Capital Management GmbH, authorized and regulated by BaFin; and in the Abu Dhabi Global Market through Piper Sandler MENA Ltd., authorized and regulated by the ADGM Financial Services Regulatory Authority. Alternative asset management and fixed income advisory services are offered through separately registered advisory affiliates.
© 2026. Since 1895. Piper Sandler Companies. 350 North 5th Street, Suite 1000, Minneapolis, Minnesota 55401.
For more information, please contact Kate Clune, chief financial officer, at 212 466-7799 or investorrelations@psc.com.

Cautionary Note Regarding Forward-Looking Statements
This press release and the conference call to discuss the contents of this press release contain forward-looking statements. Statements that are not historical or current facts, including statements about beliefs and expectations, are forward-looking statements and are subject to significant risks and uncertainties that are difficult to predict. These forward-looking statements cover, among other things, statements made about the outlook for future periods, e.g., the outlook for corporate advisory (e.g., M&A, debt capital markets advisory, private capital advisory), corporate financing, public finance, equity brokerage, and fixed income brokerage; current deal pipelines (or backlogs); growth plans for our businesses, including corporate investment banking and fixed income; the financial performance of recently completed transactions; our recruiting pipeline; anticipated financial results for future periods (including expectations regarding revenue levels, non-compensation expenses, non-compensation ratio, effective tax rate, compensation ratio, compensation and benefits expense, operating margins, and earnings per share); our strategic priorities; the payment of our quarterly and special cash dividends; our share repurchase program; and economic, geopolitical, and market conditions generally.
Forward-looking statements involve inherent risks and uncertainties, both known and unknown, and important factors could cause actual results to differ materially from those anticipated or discussed in the forward-looking statements. These risks, uncertainties and important factors include, but are not limited to, the following:
•the volume of anticipated transactions – including corporate advisory (i.e., M&A), equity financing, and debt financing – and the corresponding revenues from the transactions may vary from quarter to quarter significantly, particularly if there is a decline in macroeconomic conditions or the financial markets;
•revenues from corporate advisory (i.e., M&A) engagements and equity and debt financings may vary materially depending on the number, size, and timing of completed transactions, and completed transactions do not generally provide for subsequent engagements;
•market, geopolitical and economic conditions or developments may be unfavorable, including in specific sectors in which we operate, and these conditions or developments, such as market fluctuations or volatility, may adversely affect our business, revenue levels and profitability;
•the impact of trade policy, including tariffs, on market, geopolitical and economic conditions is difficult to predict, and may result in a decline in macroeconomic conditions or the financial markets that negatively impacts our business;
•continued business and investor uncertainty around future trade policy or geopolitical conditions may adversely affect our business, revenue levels, and profitability;
•interest rate volatility, especially if the changes are rapid or severe, could negatively impact our fixed income institutional business and the negative impact could be exaggerated by reduced liquidity in the fixed income markets; and
•our stock price may fluctuate as a result of several factors, including but not limited to, changes in our revenues and operating results.
A further listing and description of these and other risks, uncertainties and important factors can be found in the sections titled "Risk Factors" in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2025 and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in Part II, Item 7 of our Annual Report on Form 10-K for the year ended December 31, 2025, and updated in our subsequent reports filed with the SEC (available at our Website at www.pipersandler.com and at the SEC Website at www.sec.gov).
Forward-looking statements speak only as of the date they are made, and readers are cautioned not to place undue reliance on them. We undertake no obligation to update them in light of new information or future events.
###

Piper Sandler Companies
Results of Operations (U.S. GAAP – Unaudited)

	Three Months Ended			Six Months Ended
(Amounts in thousands, except per share data)	June 30,	Mar. 31,	June 30,	June 30,	June 30,
	2026	2026	2025	2026	2025
Revenues
Investment banking	$361,527	$348,190	$280,994	$709,717	$557,258
Institutional brokerage	111,532	110,845	114,465	222,377	216,389
Interest income	9,104	11,646	7,947	20,750	17,910
Investment income/(loss)	14,091	4,464	(4,829)	18,555	(34,426)
Total revenues	496,254	475,145	398,577	971,399	757,131
Interest expense	739	736	1,799	1,475	3,081
Net revenues	495,515	474,409	396,778	969,924	754,050

Non-interest expenses
Compensation and benefits	308,709	296,057	258,216	604,766	506,673
Occupancy and equipment	19,612	18,065	17,442	37,677	35,669
Outside services	16,776	13,717	20,920	30,493	36,391
Communications	15,885	14,910	14,944	30,795	30,385
Marketing and business development	15,883	15,151	13,869	31,034	28,742
Trade execution and clearance	5,414	5,037	4,701	10,451	9,875
Restructuring and integration costs	—	—	4,998	—	4,998
Intangible asset amortization	2,058	2,057	2,147	4,115	4,223
Other operating expenses	10,743	21,484	10,617	32,227	18,737
Total non-interest expenses	395,080	386,478	347,854	781,558	675,693

Income before income tax expense	100,435	87,931	48,924	188,366	78,357
Income tax expense	30,338	19,619	17,169	49,957	9,834
Net income	70,097	68,312	31,755	138,409	68,523
Net income/(loss) attributable to noncontrolling interests	2,252	3,070	(10,427)	5,322	(38,574)
Net income attributable to Piper Sandler Companies	$67,845	$65,242	$42,182	$133,087	$107,097

Earnings per common share
Basic	$1.00	$0.96	$0.63	$1.96	$1.62
Diluted	$0.95	$0.92	$0.59	$1.87	$1.51

Dividends declared per common share	$0.20	$1.43	$0.16	$1.63	$1.08

Weighted average common shares outstanding
Basic	67,698	67,841	66,812	67,769	66,166
Diluted	71,241	71,235	70,903	71,237	71,030

Piper Sandler Companies
Preliminary Selected Summary Financial Information (Non-GAAP – Unaudited) (1)

	Three Months Ended			Six Months Ended
	June 30,	Mar. 31,	June 30,	June 30,	June 30,
(Amounts in thousands, except per share data)	2026	2026	2025	2026	2025
Adjusted revenues
Investment banking	$361,527	$348,190	$280,994	$709,717	$557,258
Institutional brokerage	111,532	110,845	114,465	222,377	216,389
Interest income	9,104	11,646	7,947	20,750	17,910
Investment income/(loss)	9,712	(401)	3,781	9,311	222
Adjusted total revenues	491,875	470,280	407,187	962,155	791,779
Interest expense	739	736	1,799	1,475	3,081
Adjusted net revenues (2)	491,136	469,544	405,388	960,680	788,698

Adjusted operating expenses
Adjusted compensation and benefits (3)	302,048	289,239	251,340	591,287	490,909
Adjusted non-compensation expenses (4)	81,998	86,444	80,676	168,442	155,873
Adjusted total operating expenses (5)	384,046	375,683	332,016	759,729	646,782

Adjusted operating income (6)	107,090	93,861	73,372	200,951	141,916
Adjusted income tax expense (7)	32,621	21,927	20,631	54,548	15,680
Adjusted net income (8)	$74,469	$71,934	$52,741	$146,403	$126,236

Adjusted earnings per diluted common share (9)	$1.04	$1.00	$0.74	$2.04	$1.76

Adjusted weighted average diluted common shares outstanding (10)	71,594	71,637	71,608	71,615	71,729

Adjusted ratios and margin
Adjusted compensation ratio (11)	61.5%	61.6%	62.0%	61.5%	62.2%
Adjusted non-compensation ratio (12)	16.7%	18.4%	19.9%	17.5%	19.8%
Adjusted operating margin (13)	21.8%	20.0%	18.1%	20.9%	18.0%
Adjusted effective tax rate (14)	30.5%	23.4%	28.1%	27.1%	11.0%
This presentation includes non-GAAP measures. The non-GAAP measures are not meant to be considered in isolation or as a substitute for the corresponding U.S. GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with U.S. GAAP. For a detailed explanation of the adjustments made to the corresponding U.S. GAAP measures, see "Reconciliation of U.S. GAAP to Selected Summary Financial Information."

Piper Sandler Companies
Reconciliation of U.S. GAAP to Selected Summary Financial Information (1) (Unaudited)

	Three Months Ended			Six Months Ended
	June 30,	Mar. 31,	June 30,	June 30,	June 30,
(Amounts in thousands, except per share data)	2026	2026	2025	2026	2025
Net revenues:
Net revenues – U.S. GAAP basis	$495,515	$474,409	$396,778	$969,924	$754,050
Adjustment:
Investment (income)/loss related to noncontrolling interests (15)	(4,379)	(4,865)	8,610	(9,244)	34,648
Adjusted net revenues	$491,136	$469,544	$405,388	$960,680	$788,698

Compensation and benefits:
Compensation and benefits – U.S. GAAP basis	$308,709	$296,057	$258,216	$604,766	$506,673
Adjustment:
Compensation from acquisition-related agreements	(6,661)	(6,818)	(6,876)	(13,479)	(15,764)
Adjusted compensation and benefits	$302,048	$289,239	$251,340	$591,287	$490,909

Non-compensation expenses:
Non-compensation expenses – U.S. GAAP basis	$86,371	$90,421	$89,638	$176,792	$169,020
Adjustments:
Non-compensation expenses related to noncontrolling interests (15)	(2,127)	(1,795)	(1,817)	(3,922)	(3,926)
Restructuring and integration costs	—	—	(4,998)	—	(4,998)
Amortization of intangible assets related to acquisitions	(2,058)	(2,057)	(2,147)	(4,115)	(4,223)
Non-compensation expenses from acquisition-related agreements	(188)	(125)	—	(313)	—
Adjusted non-compensation expenses	$81,998	$86,444	$80,676	$168,442	$155,873

Income before income tax expense:
Income before income tax expense – U.S. GAAP basis	$100,435	$87,931	$48,924	$188,366	$78,357
Adjustments:
Investment (income)/loss related to noncontrolling interests (15)	(4,379)	(4,865)	8,610	(9,244)	34,648
Non-compensation expenses related to noncontrolling interests (15)	2,127	1,795	1,817	3,922	3,926
Compensation from acquisition-related agreements	6,661	6,818	6,876	13,479	15,764
Restructuring and integration costs	—	—	4,998	—	4,998
Amortization of intangible assets related to acquisitions	2,058	2,057	2,147	4,115	4,223
Non-compensation expenses from acquisition-related agreements	188	125	—	313	—
Adjusted operating income	$107,090	$93,861	$73,372	$200,951	$141,916

Income tax expense:
Income tax expense – U.S. GAAP basis	$30,338	$19,619	$17,169	$49,957	$9,834
Tax effect of adjustments:
Compensation from acquisition-related agreements	1,688	1,730	1,712	3,418	3,552
Restructuring and integration costs	—	—	1,188	—	1,188
Amortization of intangible assets related to acquisitions	545	545	562	1,090	1,106
Non-compensation expenses from acquisition-related agreements	50	33	—	83	—
Adjusted income tax expense	$32,621	$21,927	$20,631	$54,548	$15,680
Continued on next page

Piper Sandler Companies
Reconciliation of U.S. GAAP to Selected Summary Financial Information (1) (Unaudited)

	Three Months Ended			Six Months Ended
	June 30,	Mar. 31,	June 30,	June 30,	June 30,
(Amounts in thousands, except per share data)	2026	2026	2025	2026	2025
Net income attributable to Piper Sandler Companies:
Net income attributable to Piper Sandler Companies – U.S. GAAP basis	$67,845	$65,242	$42,182	$133,087	$107,097
Adjustments:
Compensation from acquisition-related agreements	4,973	5,088	5,164	10,061	12,212
Restructuring and integration costs	—	—	3,810	—	3,810
Amortization of intangible assets related to acquisitions	1,513	1,512	1,585	3,025	3,117
Non-compensation expenses from acquisition-related agreements	138	92	—	230	—
Adjusted net income	$74,469	$71,934	$52,741	$146,403	$126,236

Earnings per diluted common share:
Earnings per diluted common share – U.S. GAAP basis	$0.95	$0.92	$0.59	$1.87	$1.51
Adjustment for inclusion of unvested acquisition-related stock	—	(0.01)	(0.01)	(0.01)	(0.03)
	$0.95	$0.91	$0.58	$1.86	$1.48
Adjustments:
Compensation from acquisition-related agreements	0.07	0.07	0.08	0.14	0.18
Restructuring and integration costs	—	—	0.06	—	0.06
Amortization of intangible assets related to acquisitions	0.02	0.02	0.02	0.04	0.04
Non-compensation expenses from acquisition-related agreements	—	—	—	—	—
Adjusted earnings per diluted common share	$1.04	$1.00	$0.74	$2.04	$1.76

Weighted average diluted common shares outstanding:
Weighted average diluted common shares outstanding – U.S. GAAP basis	71,241	71,235	70,903	71,237	71,030
Adjustment:
Unvested acquisition-related restricted stock with service conditions	353	402	705	378	699
Adjusted weighted average diluted common shares outstanding	71,594	71,637	71,608	71,615	71,729
This presentation includes non-GAAP measures. The non-GAAP measures are not meant to be considered in isolation or as a substitute for the corresponding U.S. GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with U.S. GAAP.

Piper Sandler Companies
Notes to Non-GAAP Financial Schedules
(1)Selected Summary Financial Information are non-GAAP measures. Management believes that presenting results and measures on an adjusted basis in conjunction with U.S. GAAP measures provides the most meaningful basis for comparison of its operating results across periods.
(2)A non-GAAP measure which excludes investment (income)/loss related to noncontrolling interests (see (15) below).
(3)A non-GAAP measure which excludes compensation expenses from acquisition-related agreements.
(4)A non-GAAP measure which excludes (a) non-compensation expenses related to noncontrolling interests (see (15) below), (b) restructuring and integration costs related to acquisitions and/or headcount reductions, (c) amortization of intangible assets related to acquisitions and (d) non-compensation expenses from acquisition-related agreements.
(5)A non-GAAP measure which is computed as the summation of adjusted compensation and benefits and adjusted non-compensation expenses (see (3) and (4) above).
(6)A non-GAAP measure which excludes (a) investment (income)/loss and non-compensation expenses related to noncontrolling interests (see (15) below), (b) compensation and non-compensation expenses from acquisition-related agreements, (c) restructuring and integration costs related to acquisitions and/or headcount reductions and (d) amortization of intangible assets related to acquisitions.
(7)A non-GAAP measure which includes the income tax effect of the adjustments for (a) compensation and non-compensation expenses from acquisition-related agreements, (b) restructuring and integration costs related to acquisitions and/or headcount reductions and (c) amortization of intangible assets related to acquisitions.
(8)A non-GAAP measure which represents net income attributable to Piper Sandler Companies adjusted for (a) the exclusion of compensation and non-compensation expenses from acquisition-related agreements, (b) the exclusion of restructuring and integration costs related to acquisitions and/or headcount reductions, (c) the exclusion of amortization of intangible assets related to acquisitions and (d) the income tax impact allocated to the adjustments.
(9)A non-GAAP measure which is computed based on a quotient of which the numerator is adjusted net income and the denominator is adjusted weighted average diluted common shares outstanding.
(10)A non-GAAP measure which assumes the vesting of acquisition-related restricted stock with service conditions.
(11)A non-GAAP measure which represents adjusted compensation and benefits expenses as a percentage of adjusted net revenues.
(12)A non-GAAP measure which represents adjusted non-compensation expenses as a percentage of adjusted net revenues.
(13)A non-GAAP measure which represents adjusted operating income as a percentage of adjusted net revenues.
(14)A non-GAAP measure which represents adjusted income tax expense as a percentage of adjusted operating income.
(15)Noncontrolling interests include investment income/(loss) and non-compensation expenses from consolidated alternative asset management entities that are not attributable, either directly or indirectly, to Piper Sandler Companies.